EXHIBIT 99.1

MULTIMEDIA GAMES HOLDING COMPANY, INC.	PRESS RELEASE
For more information contact:	Richard Land
Adam Chibib	James Leahy
Chief Financial Officer	JCIR
Multimedia Games Holding Company, Inc.	212-835-8500 or
512-334-7500	mgam@jcir.com

MULTIMEDIA GAMES APPOINTS TODD MCTAVISH AS SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND CHIEF COMPLIANCE OFFICER

AUSTIN, Texas, January 2, 2013 — Multimedia Games Holding Company, Inc. (Nasdaq: MGAM) (“Multimedia Games” or the “Company”) announced today the appointment of Todd McTavish, 44, as Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary. The appointment, effective January 21, 2013, is subject to the receipt of certain regulatory approvals.

Mr. McTavish has extensive expertise in gaming industry and general corporate legal and regulatory compliance matters, having most recently served as General Counsel at Video Gaming Technologies, Inc., (“VGT”), a manufacturer of games for Class II and emerging gaming markets. In that role, he was responsible for leading the Legal & Compliance Department, supervising in-house attorneys, overseeing the corporate compliance function, and managing regulatory consultants, lobbyists and outside legal counsel. Before being named General Counsel in 2011, Mr. McTavish had served as VGT’s Corporate Legal Counsel since 2008. Prior to joining VGT, Mr. McTavish served as Vice President of Business Development and General Counsel at D1 Sports Holdings, Inc., from 2005 to 2008. He also served in a financial consulting role at PricewaterhouseCoopers LLP and in the tax planning department at PepsiCo, Inc. from 2003 to 2005, and began his career as an Associate in the Corporate, Securities and Finance Department at Cadwalader, Wickersham & Taft LLP, where he served from 1998 to 2003.

Patrick Ramsey, President and Chief Executive Officer of Multimedia Games, commented, “Todd brings to our executive team a broad range of corporate legal experience as well as a deep knowledge of the gaming industry and its unique regulatory and compliance issues. As the Company expands its product portfolio and continues its efforts to secure licenses in new jurisdictions, we are facing an ever changing and increasingly complex legal and regulatory environment. Todd is the ideal person to shape our strategies to address this evolving environment and we are excited to welcome him to our growing, highly dedicated team in Austin.”

Mr. McTavish holds a B.A. in Political Science from West Virginia University, a J.D. from Touro College Law Center and a Masters of Corporate Finance Law, Cum Laude, from the Fordham University School of Law. He is a member of the International Association of Gaming Advisors and the American Bar Association’s Gaming Law section.

About Multimedia Games Holding Company, Inc.
Through its wholly owned subsidiary, Multimedia Games Holding Company, Inc. (“Multimedia Games”) develops and distributes gaming technology. The company is a creator and supplier of comprehensive systems, content and electronic gaming units for Native American gaming markets, as well as for commercial casinos and charity and international bingo markets. Revenue is primarily derived from gaming units in operation domestically and internationally installed on revenue-sharing arrangements. Multimedia Games also supplies the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York. The company is focused on pursuing market expansion and new product development for Class II, Class III and VLT markets. Additional information may be found at www.multimediagames.com.
Cautionary Language
This press release contains forward-looking statements based on Multimedia Games' current expectations and projections, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "continue", "intend", "plan", "seek", "estimate", project", "may", or the negative or other variations thereof or comparable terminology as they relate to Multimedia Games and its products, plans, and markets are intended to identify such forward-looking statements. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of Multimedia Games, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia Games' performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of Multimedia Games to maintain strategic alliances; increase its unit placements, installations or installed-base; grow revenue; garner new market share; secure new licenses in new jurisdictions; successfully develop or place proprietary product; comply with regulations; or have its games approved by relevant jurisdictions. Please refer to the Company’s most recent Form 10-K and subsequent filings with the Securities and Exchange Commission for a further discussion of risks and uncertainties. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. Multimedia Games expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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